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                                                                     Exhibit 5.1


                                  May 3, 1999



GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.
4001 Main Street
Vancouver, Washington  98663

         RE: EXCHANGE OFFER OF 10-1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008 FOR 10-1/2% SENIOR DISCOUNT NOTES DUE 2008 ($312,836,364
                  MILLION AGGREGATE ACCRETED VALUE OUTSTANDING AT SEPTEMBER 30,
                  1998) OF GST NETWORK FUNDING, INC.


Ladies and Gentlemen:

         We have acted as counsel to GST Network Funding, Inc., a Delaware corporation ("GST Network"), GST USA, Inc., a Delaware corporation ("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST" and taken together with GST Network and GST USA, the "GST Entities") in connection with the filing by the GST Entities of a registration statement on Form S-4 (No. 333-60645), as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to GST Network's exchange offer (the "Exchange Offer") of its 10-1/2% Senior Secured Discount Notes Due 2008 (the "New Notes") for 10-1/2% Senior Discount Notes Due 2008 (the "Old Notes") ($312,836,364 million aggregate Accreted Value outstanding at September 30, 1998). Prior to the filing of Amendment No. 2 to the Registration Statement by the GST Entities with the Commission, we did not represent any of the GST Entities, in any matter, including (a) the issuance of the Old Notes by GST Network, (b) the assumption, under certain circumstances, of the obligations of GST Network under the Old Notes or (c) the guarantee of the obligations of GST Network under the Old Notes by GST.

         To render the opinions hereinafter set forth, we have examined originals or copies of the following:

         a)       the Registration Statement;

         b) the Indenture dated as of May 4, 1998, by and among the GST Entities and United States Trust Company of New York, as trustee (the "Trustee");

         c)       a specimen certificate of a New Note;
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GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.
May 3, 1999
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         d)       the Registration Rights Agreement dated May 4, 1998, by and among the GST Entities and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and SBC Warburg Dillon Read Inc.;

         e) resolutions of the Board of Directors of GST Network, authorizing and approving the transactions in connection with the issuance of the Old Notes;

         f) the form of Authentication and Delivery Order of the Company to be delivered to the Trustee pursuant to the Indenture, directing the Trustee to authenticate and deliver the appropriate New Notes, including the acknowledgment by the Trustee of receipt thereof:

         With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (d) except as specifically covered in the opinions set forth below, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions, and (f) the legal capacity of natural persons.

         This Opinion Letter is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:


         1. GST Network has all requisite corporate power and authority to issue, deliver and perform its obligations under the New Notes.



         2. The New Notes are in the form contemplated by the Indenture, have been duly authorized by GST Network, and when executed by GST Network and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for Old Notes in the manner described in the Registration Statement, and when the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, the New Notes will be (a) valid and binding obligations of GST Network enforceable in accordance

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GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.
May 3, 1999
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with their terms, except that we express no opinion as to the validity or enforceability of rights of indemnity or contribution, or both, and except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors or providing relief to debtors, (ii) principles of equity (whether enforcement is considered in a proceeding at law or in equity) or (iii) applicable public policy considerations and (b) entitled to the benefits of the Indenture.

         The foregoing opinions are subject to the following exceptions, qualifications and limitations:

         A. To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         B. This opinion is given in respect of the Indenture and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein.

         C. We express no opinion as to the enforceability of provisions of the Indenture or the New Notes which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

         D. Members of our firm are admitted to the bar of the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In this regard, we note that the Indenture provides that the Indenture and the New Notes are to be governed by the law of the State of New York. The opinions expressed herein concerning the validity, binding effect and enforceability of the Indenture and the New Notes are intended to express our views on those matters as if the substantive law of California were applicable. We do not act as regulatory counsel to the GST Entities, and accordingly are unable to

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GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.
May 3, 1999
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opine as to any affect that regulatory restrictions applicable to the GST
Entities may impose on the matters addressed herein. We render no opinion with respect to choice of laws provisions contained in the Indenture or the New Notes. Without limiting the generality of clause 2(a)(i), we express no opinion with respect to compliance with state securities laws or as to the applicability to the obligations of GST Network under the Indenture or the New Notes or Sections 547 and 548 of Title 11 of the United States Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law and Sections 3439 et seq. of the California Civil Code) relating to preference or fraudulent transfers, whether arising in a bankruptcy or insolvency proceeding or otherwise.

         E. This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the filing of this opinion as an exhibit to the Registration Statement and prospectus and to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                             Very truly yours,

                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation